FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES THIRD QUARTER 2007 EARNINGS RESULTS

FORT WORTH, Texas, (November 7, 2007) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today reported quarterly net income of $6.6 million for the third quarter ended September 30, 2007 as compared to $4.9 million reported for the third quarter of 2006. On a diluted basis, net income per share was $0.32 for the three months ended September 30, 2007 as compared to $0.27 per share for the same period in 2006. During the quarter ended September 30, 2007, Hallmark reported total revenues of $72.2 million, representing a 28% increase over the $56.4 million in total revenues for the third quarter of 2006.

Mark J. Morrison, President and Chief Executive Officer, said, “Our strong quarterly earnings are the expected result of the continued execution of our plan to increase the retention of the business we produce. Even with softening market conditions across the property/casualty insurance industry, our overall production growth and policy rates for the year have been in line with our expectations. For the nine months ended September 30, 2007, gross premiums produced by our operating units have collectively grown by 6% over the same period last year. This growth is largely a result of our strategy of controlled geographic expansion into states where business is less price sensitive and we can achieve adequate pricing for our policies. Our underwriting margins continue to be strong in each of our operating units as we have maintained favorable policy retention levels without the need to give significant rate concessions.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Profitable underwriting continues to be our focus and is reflected in a combined ratio of 87.8% and an annualized return on average equity of 17% for the year to date. Year-over-year growth in book value per share was 21% at quarter end.”

	Three Months Ended
	September 30,
	2007	2006	% Change
	($ in thousands)
Gross premiums written	$62,304	$58,107	7%
Net premiums written	61,525	55,005	12%
Net premiums earned	59,425	42,194	41%
Commission and fee income	7,280	9,943	-27%
Investment income, net of expenses	3,774	2,912	30%
Gain (loss) on investments	418	(135)	NM
Total revenues	72,218	56,365	28%
Net income	6,582	4,877	35%
Common EPS - basic	$0.32	$0.27	19%
Common EPS - diluted	$0.32	$0.27	19%
Annualized return on average equity	15.7%	16.5%	-5%
Book value per share	$8.29	$6.83	21%
Cash flow from operations	$17,173	$15,823	9%

	Nine Months Ended
	September 30,
	2007	2006	% Change
	($ in thousands)
Gross premiums written	$193,539	$153,718	26%
Net premiums written	184,592	146,176	26%
Net premiums earned	166,383	104,887	59%
Commission and fee income	23,344	32,223	-28%
Investment income, net of expenses	9,811	7,505	31%
Gain (loss) on investments	1,299	(1,501)	NM
Total revenues	204,912	148,072	38%
Net income	20,367	4,461	357%
Common EPS - basic	$0.98	$0.28	250%
Common EPS - diluted	$0.98	$0.28	250%
Annualized return on average equity	16.8%	5.8%	190%
Book value per share	$8.29	$6.83	21%
Cash flow from operations	$61,767	$45,496	36%

The increase in net income for both the quarter and year-to-date was largely due to the improved results of the Specialty Commercial Segment and additional investment income from a larger investment portfolio, in both cases primarily as the result of increased retention of premiums. In addition, the first nine months of 2006 was adversely impacted by $9.6 million of interest expense from amortization attributable to the deemed discount on convertible promissory notes issued in January, 2006 and subsequently converted to common stock during the second quarter of 2006. These increases in net income were partially offset by lower results from the Standard Commercial and Personal Segments during the third quarter and year-to-date 2007.

Increased retention of business produced by the Specialty Commercial Segment and increased production by the Personal Segment were the primary causes of the increase in revenue. Specialty Commercial Segment revenues increased $9.9 million and $37.8 million, or 43% and 68%, during the three months and nine months ended September 30, 2007, respectively, as compared to the same periods of 2006. Revenues from the Personal Segment increased $2.9 million and $8.7 million, or 24% and 25%, during the three and nine months ended September 30, 2007, respectively, due largely to geographic expansion into new states. Increased retention of business was also the primary reason for the Standard Commercial Segment’s $2.6 million and $7.5 million increases in revenue for the three months and nine months ended September 30, 2007, respectively. Gains on investments of $0.4 million and $1.3 million for the three months and nine months ended September 30, 2007, respectively, as compared to losses on investments of $0.1 million and $1.5 million recognized for the same periods the prior year, were the primary reason for the increase in revenue for Corporate.

Net investment income for the three months ended September 30, 2007 was $3.8 million as compared to $2.9 million for the same period in 2006. Net investment income for the nine months ended September 30, 2007 was $9.8 million as compared to $7.5 million for the same period in 2006. The increase reflected higher yields and greater average cash and invested assets attributable to increased retention of premiums, positive cash flow from operations and reinvestment of strong earnings for the past four quarters. Hallmark has no exposure in its investment portfolio to sub-prime mortgages and $4 thousand total exposure in mortgage backed securities.

Hallmark's net losses and loss adjustment expenses and its net loss ratio for the three months ended September 30, 2007 were $36.7 million and 61.8%, respectively, compared to $23.6 million and 55.9%, respectively, for the same period in 2006. Hallmark's net losses and loss adjustment expenses and its net loss ratio for the nine months ended September 30, 2007 were $99.6 million and 59.9%, respectively, compared to $60.5 million and 57.7%, respectively, for the same period in 2006. Hallmark recognized $0.8 million of favorable development on prior years’ loss reserve estimates during the third quarter of 2007 as compared to $1.2 million of favorable development recognized during the same period in 2006. Hallmark recognized $2.9 million of favorable development on prior years’ loss reserve estimates during the first nine months of 2007 as compared to $2.0 million of favorable development recognized during the same period in 2006. Hallmark's other operating expenses and its expense ratio for the three months ended September 30, 2007 were $24.1 million and 27.7%, respectively, compared to $23.0 million and 27.8%, respectively, for the same period in 2006. Hallmark's other operating expenses and its expense ratio for the nine months ended September 30, 2007 were $70.5 million and 27.9%, respectively, compared to $64.1 million and 27.8%, respectively, for the same period in 2006.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Our business involves marketing, distributing, underwriting and servicing commercial insurance, non-standard personal automobile insurance and general aviation insurance, as well as providing other insurance related services. Our business is geographically concentrated in the south central and northwest regions of the United States, except for our general aviation business which is written on a national basis. The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this Release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands)

	September 30 2007	December 31 2006
	(unaudited)	(audited)
ASSETS
Investments:
Debt securities, available-for-sale, at market value	$163,054	$133,030
Equity securities, available-for-sale, at market value	41,988	4,580
Short-term investments, available-for-sale, at market value	56,311	25,275

Total investments	261,353	162,885

Cash and cash equivalents	61,681	81,474
Restricted cash and cash equivalents	15,646	24,569
Premiums receivable	53,136	44,644
Accounts receivable	18,503	13,223
Prepaid reinsurance premium	1,154	1,629
Reinsurance recoverable	5,781	5,930
Deferred policy acquisition costs	20,776	17,145
Excess of cost over fair value of net assets acquired	30,025	31,427
Intangible assets	24,354	26,074
Prepaid expenses	1,094	1,769
Other assets	12,131	5,184

Total assets	$505,634	$415,953

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes payable	$60,681	$35,763
Structured settlements	9,897	24,587
Unpaid losses and loss adjustment expenses	116,136	77,564
Unearned premiums	108,365	91,606
Unearned revenue	3,356	5,734
Reinsurance balances payable	-	1,060
Accrued agent profit sharing	1,990	1,784
Accrued ceding commission payable	7,052	3,956
Pension liability	2,884	3,126
Deferred federal income taxes	115	2,310
Current federal income tax payable	336	2,132
Accounts payable and other accrued expenses	22,736	15,600

Total liabilities	333,548	265,222

Commitments and Contingencies

Stockholders' equity:
Common stock, $.18 par value (authorized 33,333,333 shares in 2007 and 2006; issued 20,776,080 shares in 2007 and 2006)	3,740	3,740
Additional paid in capital	118,283	117,932
Retained earnings	51,847	31,480
Accumulated other comprehensive loss	(1,707)	(2,344)
Treasury stock, at cost (7,828 shares in 2007 and 2006)	(77)	(77)

Total stockholders' equity	172,086	150,731

	$505,634	$415,953

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006

Gross premiums written	$62,304	$58,107	$193,539	$153,718
Ceded premiums written	(779)	(3,102)	(8,947)	(7,542)
Net premiums written	61,525	55,005	184,592	146,176
Change in unearned premiums	(2,100)	(12,811)	(18,209)	(41,289)
Net premiums earned	59,425	42,194	166,383	104,887

Investment income, net of expenses	3,774	2,912	9,811	7,505
Gain (loss) on investments	418	(135)	1,299	(1,501)
Finance charges	1,206	1,037	3,477	2,940
Commission and fees	7,280	9,943	23,344	32,223
Processing and service fees	111	410	586	1,994
Other income	4	4	12	24

Total revenues	72,218	56,365	204,912	148,072

Losses and loss adjustment expenses	36,723	23,589	99,620	60,478
Other operating expenses	24,087	23,044	70,511	64,097
Interest expense	1,026	1,527	2,608	4,774
Interest expense from amortization of discount on convertible notes	-	-	-	9,625
Amortization of intangible asset	573	573	1,719	1,719

Total expenses	62,409	48,733	174,458	140,693

Income before tax	9,809	7,632	30,454	7,379
Income tax expense	3,227	2,755	10,087	2,918
Net income	$6,582	$4,877	$20,367	$4,461
Common stockholders net income per share:
Basic	$0.32	$0.27	$0.98	$0.28
Diluted	$0.32	$0.27	$0.98	$0.28

	Three Months Ended September 30, 2007
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	21,945	37,919	14,854	-	74,718

Gross premiums written	21,918	25,531	14,855	-	62,304
Ceded premiums written	198	(977)	-	-	(779)
Net premiums written	22,116	24,554	14,855	-	61,525
Change in unearned premiums	(311)	(870)	(919)	-	(2,100)
Net premiums earned	21,805	23,684	13,936	-	59,425

Total revenues	23,530	32,760	15,185	743	72,218

Losses and loss adjustment expenses	13,513	13,682	9,532	(4)	36,723

Pre-tax income (loss)	3,514	6,350	1,854	(1,909)	9,809

Net loss ratio (1)	62.0%	57.8%	68.4%		61.8%
Net expense ratio (1)	27.3%	30.8%	22.9%		27.7%
Net combined ratio (1)	89.3%	88.6%	91.3%		89.5%

	Three Months Ended September 30, 2006
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	22,206	41,320	12,278	-	75,804

Gross premiums written	21,967	23,862	12,278	-	58,107
Ceded premiums written	(2,270)	(832)	-	-	(3,102)
Net premiums written	19,697	23,030	12,278	-	55,005
Change in unearned premiums	(497)	(11,256)	(1,058)	-	(12,811)
Net premiums earned	19,200	11,774	11,220	-	42,194

Total revenues	20,964	22,889	12,257	255	56,365

Losses and loss adjustment expenses	9,347	7,450	6,800	(8)	23,589

Pre-tax income (loss)	5,112	2,867	2,316	(2,663)	7,632

Net loss ratio (1)	48.7%	63.3%	60.6%		55.9%
Net expense ratio (1)	28.1%	30.7%	24.3%		27.8%
Net combined ratio (1)	76.8%	94.0%	84.9%		83.7%

[1]
Net loss ratio is calculated as total net losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. Net expense ratio is calculated as total underwriting expenses of our insurance company subsidiaries, including allocated overhead expenses and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

	Nine Months Ended September 30, 2007
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	70,246	118,232	43,228	-	231,706

Gross premiums written	70,139	80,172	43,228	-	193,539
Ceded premiums written	(5,241)	(3,706)	-	-	(8,947)
Net premiums written	64,898	76,466	43,228	-	184,592
Change in unearned premiums	(2,966)	(12,100)	(3,143)	-	(18,209)
Net premiums earned	61,932	64,366	40,085	-	166,383

Total revenues	65,300	93,836	43,654	2,122	204,912

Losses and loss adjustment expenses	37,621	35,398	26,612	(11)	99,620

Pre-tax income (loss)	8,937	20,477	6,148	(5,108)	30,454

Net loss ratio (1)	60.7%	55.0%	66.4%		59.9%
Net expense ratio (1)	27.4%	31.4%	23.1%		27.9%
Net combined ratio (1)	88.1%	86.4%	89.5%		87.8%

	Nine Months Ended September 30, 2006
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium	69,357	115,610	34,116	-	219,083

Gross premiums written	68,884	50,718	34,116	-	153,718
Ceded premiums written	(6,122)	(1,420)	-	-	(7,542)
Net premiums written	62,762	49,298	34,116	-	146,176
Change in unearned premiums	(12,396)	(26,136)	(2,757)	-	(41,289)
Net premiums earned	50,366	23,162	31,359	-	104,887

Total revenues	57,768	56,003	34,944	(643)	148,072

Losses and loss adjustment expenses	27,165	13,969	19,369	(25)	60,478

Pre-tax income (loss)	11,245	7,925	6,760	(18,551)	7,379

Net loss ratio (1)	53.9%	60.3%	61.8%		57.7%
Net expense ratio (1)	29.1%	27.6%	25.7%		27.8%
Net combined ratio (1)	83.0%	87.9%	87.5%		85.5%

[1]
Net loss ratio is calculated as total net losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. Net expense ratio is calculated as total underwriting expenses of our insurance company subsidiaries, including allocated overhead expenses and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.